UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2023
KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Assignment and Assumption Agreement
On April 25, 2023, KBS Real Estate Investment Trust II, Inc. (the “Company”) entered into an Assignment and Assumption Agreement (the “Agreement”) with KBS Capital Advisors Sub REIT II Liquidation LLC (the “Assignee”), a wholly owned subsidiary of KBS Capital Advisors LLC (the “Advisor”), the Company’s external advisor. Pursuant to the Agreement, the Company, on behalf of itself, KBS Limited Partnership II and all of their subsidiaries (together, the “Company Entities”), transferred certain remaining assets and liabilities (such assets and liabilities, the “Assigned Assets and Liabilities”) to the Assignee and the Assignee agreed to accept and perform all of the obligations, liabilities, covenants, duties and agreements of the Company Entities with respect to the Assigned Assets and Liabilities and to assume all liabilities with respect to the Assigned Assets and Liabilities. The Assigned Assets and Liabilities include cash, certain insurance and interest receivables and liabilities for transfer agent fees, legal expenses, audit fees, tax preparation fees and other miscellaneous expenses to wind down the Company. In connection with the Assignee’s acceptance and assumption of the Assigned Assets and Liabilities, the Advisor capitalized Assignee with cash in excess of the estimated liabilities transferred to the Assignee. Assignee also agreed to maintain cash reserves at all times that is in excess of the outstanding liabilities transferred until such time as all such liabilities have been fully paid or are no longer outstanding.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS
On April 24, 2023, the Company filed articles of dissolution (the “Articles of Dissolution”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) pursuant to the Company’s plan of complete liquidation and dissolution (the “Plan of Liquidation”). The Plan of Liquidation was approved by the Company’s board of directors on November 13, 2019, subject to stockholder approval, and was approved by the Company’s stockholders on March 5, 2020. The Articles of Dissolution became effective upon their acceptance for record by the SDAT on April 24, 2023 (the “Effective Date”).
As of the Effective Date, the Company directed its transfer agent to close the Company’s stock transfer books and at such time cease recording stock transfers except by will, intestate succession or operation of law.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
The disclosure set forth above under Item 3.03 with respect to the filing of the Articles of Dissolution is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS
Final Liquidating Distribution Authorized
Pursuant to the terms of the Company’s Plan of Liquidation, on April 25, 2023, the Company’s board of directors authorized a final liquidating distribution in the amount of $0.73433444 per share of common stock to the Company’s stockholders of record as of the close of business on April 25, 2023 (the “Final Liquidating Distribution”). The Final Liquidating Distribution will be funded from proceeds from the sale of Union Bank Plaza which closed on March 30, 2023 and the remaining net proceeds from the Company’s liquidation. The Company expects to pay the Final Liquidating Distribution on April 28, 2023.
The Final Liquidating Distribution will generally be characterized as a return of capital, to the extent the stockholder has sufficient basis, and will be included in each stockholder’s Form 1099 for the year ending December 31, 2023. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Final Liquidating Distribution in light of his or her particular investment or tax circumstances.
Following the payment of the Final Liquidating Distribution, all shares of the Company’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders will cease and terminate. In addition, the Company will file appropriate notification with the Securities and Exchange Commission to fully terminate its obligations under the U.S. securities laws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

99.1	Articles of Dissolution of KBS Real Estate Investment Trust II, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 27, 2023	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary